                                PRELIMINARY COPY

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]    Preliminary Proxy Statement

[ ]    Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2)

[ ]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a.12


                               Borror Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):


[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

            --------------------------------------------------------------


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


       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------


       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------
       (4) Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------
       (5) Total fee paid:

           ---------------------------------------------------------------

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:

           ---------------------------------------------------------------


       (2) Form, Schedule or Registration Statement No.:

           ---------------------------------------------------------------


       (3) Filing Party:

           ---------------------------------------------------------------


       (4) Date Filed:

           ---------------------------------------------------------------




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


                               PRELIMINARY COPY


                               BORROR CORPORATION
                                5501 Frantz Road
                                 P. O. Box 7166
                             Dublin, Ohio 43017-0766

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD WEDNESDAY, MAY 7, 1997


         Notice is hereby given that the 1997 Annual Meeting of Shareholders ("Annual Meeting") of Borror Corporation (the "Company") will be held at the Wyndham Dublin Hotel, 600 Metro Place North, Dublin, Ohio 43017, on Wednesday, May 7, 1997, at 10:00 a.m. local time, for the following purposes:

         1. To elect to the Board of Directors three (3) Class I Directors, each to serve for a two-year term until the 1999 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

         2. To amend the Company's Amended and Restated Articles of Incorporation to change the name of the Company to "Dominion Homes, Inc."

         3. To amend the Company's Incentive Stock Plan to increase the number of Common Shares available for award thereunder from 500,000 to 850,000 shares.

         4. To ratify the selection of Coopers & Lybrand L.L.P. as independent public accountants for the Company in 1997.

         5. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on March 28, 1997, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

         You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used.

         If your shares are held of record by a broker, bank or other nominee and you wish to attend the Annual Meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the Annual Meeting. In order to vote your shares at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

         Regardless of how many shares you own, your vote is very important. Please SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

                                    By Order of the Board of Directors


                                    Robert A. Meyer, Jr.
                                    Secretary

Dublin, Ohio
April 4, 1997

                                PRELIMINARY COPY

                               BORROR CORPORATION

                                5501 Frantz Road
                                 P. O. Box 7166
                             Dublin, Ohio 43017-0766
                                 (614) 761-6000

                                  April 4, 1997

                                -----------------
                                 PROXY STATEMENT
                                -----------------


                                     GENERAL


           This Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Shareholders are furnished to holders of common shares, without par value (the "Common Shares"), of Borror Corporation (the "Company") in connection with the solicitation by its Board of Directors (the "Board") of proxies to be used at the 1997 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Wednesday, May 7, 1997, at 10:00 a.m. at Wyndham Dublin Hotel, 600 Metro Place North, Dublin, Ohio 43017, and at any postponements or adjournments thereof. Only those shareholders of record at the close of business on March 28, 1997, will be entitled to receive notice of, and to vote at, the Annual Meeting. Copies of this Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Shareholders are first being mailed to shareholders on or about April 4, 1997.

           All Common Shares represented by each properly executed Proxy received by the Board pursuant to this solicitation will be voted in accordance with the shareholder's directions specified on the Proxy. If no directions have been specified on a Proxy, the Common Shares represented by the Proxy will be voted in accordance with the Board's recommendations, which are:

           "FOR" the election as Directors of the nominees named on the accompanying Proxy;

           "FOR" the amendment of the Company's Amended and Restated Articles of Incorporation to change the name of the Company to "Dominion Homes, Inc.";

           "FOR" the amendment of the Company's Incentive Stock Plan to increase the number of Common Shares available for award thereunder from 500,000 to 850,000 shares; and

           "FOR" the ratification of the selection of Coopers & Lybrand L.L.P. as independent public accountants for the Company in 1997.

           Management knows of no other matters that may properly be brought, or which are likely to be brought, before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named as proxies in the accompanying Proxy or their substitutes will vote in accordance with their best judgment on such matters.

           Without affecting any vote previously taken, a shareholder signing and returning a Proxy has the power to revoke it at any time prior to its exercise by giving notice to the Company in a writing mailed to Robert A. Meyer, Jr., Secretary of the Company, at the Company's executive offices at 5501 Frantz Road, P. O. Box 7166, Dublin, Ohio 43017-0766, by executing a subsequent Proxy, or by attending the Annual Meeting and giving notice of such revocation

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



in person to the inspector of elections at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a Proxy.

           The presence, in person or by proxy, of the holders of a majority of the Common Shares issued and outstanding on March 28, 1997, is necessary to constitute a quorum at the Annual Meeting. As of March 28, 1997, the Company had 6,239,153 Common Shares issued and outstanding.

           Under Ohio law and the Company's Amended and Restated Code of Regulations (the "Regulations"), each shareholder is entitled to one vote for each Common Share held. Common Shares represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked as "Abstain," "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all. Broker/dealers who hold their customers' Common Shares in street name may, under the applicable rules of the self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such Common Shares and may vote such Common Shares on routine matters which, under such rules, typically include the election of directors and the ratification of the selection of independent public accountants, but broker/dealers may not vote such Common Shares on other matters without specific instructions from the customers who own such Common Shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Such proxies also count toward the establishment of a quorum. The effect of an abstention or broker non-vote on each of the matters to be voted upon at the meeting is the same as a "no" vote.

           All costs of solicitation of the Proxies will be borne by the Company. Solicitation will be made by mail. Proxies may be further solicited at no additional compensation by officers, directors, or employees of the Company by telephone, written communication or in person. Upon request, the Company will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for expenses reasonably incurred by them in sending proxy materials to the beneficial owners of Common Shares of the Company. No solicitation will be made by specially engaged employees or other paid solicitors.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

           The following table sets forth, as of March 28, 1997, certain information with respect to persons known to the Company to be the beneficial owners of more than five percent (5%) of the outstanding Common Shares of the Company.

                   NUMBER OF COMMON SHARES BENEFICIALLY OWNED


Name and Address of     Sole Voting and   Shared Voting and  Shared Investment               Percent
 Beneficial Owner       Investment Power   Investment Power     Power Only      Total      Of Class(1)
------------------------------------------------------------------------------------------------------

Donald A. Borror(2)           30,000        3,882,000(3)        47,500(4)     3,959,500       63.5%

Douglas G. Borror(2)          30,000        3,882,000(3)        47,500(4)     3,959,500       63.5%

David S. Borror(2)            15,000        3,882,000(3)         6,638(4)     3,903,638       62.6%

Terry E. George(2)             9,000(5)     3,882,000(3)          --          3,891,000       62.3%

Borror Realty Company      3,882,000(3)          --               --          3,882,000       62.2%
  3970 Brelsford Lane
  Dublin, Ohio 43017

Borror Realty Company,          --          3,882,000(3)(6)       --          3,882,000       62.2%
  Donald A. Borror,
  Douglas G. Borror,
  David S. Borror and
  Terry E. George, as
  a group


----------

(1)   Percent of Class is based upon the sum of 6,239,153 Common Shares outstanding as of March 28, 1997, and the number of Common Shares as to which the person has the right to acquire beneficial ownership upon the exercise of options exercisable within sixty (60) days of March 28, 1997.
(2)   These individuals may be contacted at the address of the Company, 5501 Frantz Road, P. O. Box 7166, Dublin, Ohio
      43017-0766.
(3)   Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 1997. By
      virtue of their ownership and control of Borror Realty Company ("BRC"), each of Donald A. Borror, Douglas G.
      Borror, David S. Borror and Terry E. George may be deemed to beneficially own BRC's Common Shares but each has disclaimed beneficial ownership of BRC's Common Shares. See "Compensation Committee Interlocks and Insider
      Participation-Description and Ownership of BRC."
(4)   These Common Shares are held by The Huntington National Bank, as trustee, in accounts for Donald A. Borror,
      Douglas G. Borror and David S. Borror in the Borror Corporation Retirement Plan and Trust and are voted by the trustee.
(5)   Includes 8,000 Common Shares which can be acquired upon the exercise of options which are exercisable within sixty
      (60) days of March 28, 1997.
(6)   In computing the aggregate number of Common Shares held by the group, the same Common Shares were not counted more than once.

MANAGEMENT

           The following table sets forth, as of March 28, 1997, certain information with respect to the number of Common Shares of the Company beneficially owned by each director and executive officer of the Company and by all directors and executive officers of the Company as a group:

                   NUMBER OF COMMON SHARES BENEFICIALLY OWNED
                   ------------------------------------------


Name and Address of          Sole Voting and     Shared Voting and  Shared Investment                    Percent
 Beneficial Owner            Investment Power    Investment Power     Power Only        Total          Of  Class(1)
-------------------------------------------------------------------------------------------------------------------
Donald A. Borror(2)               30,000            3,882,000(3)       47,500(4)      3,959,500           63.5%
Douglas G. Borror(2)              30,000            3,882,000(3)       47,500(4)      3,959,500           63.5
David S. Borror(2)                15,000            3,882,000(3)        6,638(4)      3,903,638           62.6
Terry E. George(2)                 9,000(5)         3,882,000(3)         --           3,891,000           62.3
C. Ronald Tilley                   3,500(5)              --              --               3,500             *
   900 Gatehouse Lane
   Worthington, OH 43235
Gerald E. Mayo                    11,000(5)              --              --              11,000             *
    250 E. Broad Street
   Columbus, Ohio 43215
Pete A. Klisares                   5,500(5)              --              --               5,500             *
    1205 Dearborn
    Columbus, Ohio 43085
Richard K. Buechler (2)           21,000(5)              --            12,026(4)         33,026             *
Jon M. Donnell (2)                68,333(5)(6)           --              --              68,333            1.1
Robert A. Meyer, Jr. (2)          15,000(5)              --               240(4)         15,240             *
All directors and                208,333            3,882,000(3)      113,904(4)      4,204,237           66.7
    executive officers as
    a group (10 persons)(7)


*     Represents less than 1% of class.

(1)   Percent of Class is based upon the sum of 6,239,153 Common Shares outstanding as of March 28, 1997, and the number of Common Shares as to which the person (or members of the group) has the right to acquire beneficial ownership upon the exercise of options exercisable within sixty (60) days of March 28, 1997.
(2)   These individuals may be contacted at the address of the Company, 5501 Frantz Road, P. O. Box 7166, Dublin,
      Ohio 43017-0766.
(3)   Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 1997. By
      virtue of their ownership and control of Borror Realty Company ("BRC"), each of Donald A. Borror, Douglas G.
      Borror, David S. Borror and Terry E. George may be deemed to beneficially own BRC's Common Shares, but each has disclaimed beneficial ownership of BRC's Common Shares. See "Compensation Committee Interlocks and Insider
      Participation-Description and Ownership of BRC."
(4)   These Common Shares are held by The Huntington National Bank, as trustee, in retirement accounts for the executive officers in the Borror Corporation Retirement Plan and Trust and are voted by the trustee.
(5)   Includes, in the case of Messrs. Donnell, George, Mayo, Klisares, Tilley, Buechler and Meyer, 12,000, 8,000,
      5,000, 5,000, 2,500, 16,000, and 11,000 Common Shares, respectively, which can be acquired upon the exercise of options which are exercisable within sixty (60) days of March 28, 1997.
(6)   Includes 28,000 restricted shares which are subject to forfeiture if Mr. Donnell's employment with the Company is terminated prior to August 1, 2000. The restrictions will lapse as to 7,000 shares on August 1, 1997, August 1,
      1998, August 1, 1999, and August 1, 2000, respectively.
(7)   In computing the aggregate number of Common Shares held by the group, the same Common Shares were not counted more than once.

                                      -4-

                        BOARD OF DIRECTORS AND MANAGEMENT

NUMBER AND TERM OF DIRECTORS

            The Company's Regulations provide for seven (7) directors and divide the Board into two classes, with regular two-year staggered terms. Class I consists of three (3) directors with terms expiring at the Annual Meeting. Class II consists of four (4) directors with terms expiring in 1998.

NOMINATION OF DIRECTORS

            In accordance with Section 2.03 of the Company's Regulations, a nominee for election as a director at an annual meeting may be proposed only by the directors or by a shareholder entitled to vote for the election of directors if such shareholder shall have proposed such nominee in a written notice. Each written notice of a proposed nominee must set forth (1) the name, age, business or residence address of each nominee proposed in such Notice; (2) the principal occupation or employment of each such nominee for the past five years, and (3) the number of shares of each series and class of the Company owned beneficially and/or of record by each such nominee and the length of time any such shares have been owned. The written notice of a proposed nominee must be delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company at its principal office and received by the Secretary of the Company on or before the later of (i) February 1, immediately preceding such annual meeting or (ii) the sixtieth (60th) day prior to the first anniversary of the most recent annual meeting of shareholders of the Company held for the election of directors, provided, however, that if the annual meeting for the election of directors in any year is not held on or before the thirty-first (31st) day next following such anniversary, then the written notice must be received by the Secretary within a reasonable time prior to the date of such annual meeting.

           The Company has not received any proposals for director nominations from any shareholder with respect to the Annual Meeting.

PROPOSAL TO ELECT CLASS I DIRECTORS

           The Board proposes the election of the following persons as Class I Directors to terms which will expire at the 1999 Annual Meeting of
 Shareholders:

                                                               Director
              Name                        Age                   Since
              ---------------------------------------------------------

              Douglas G. Borror           41                    1984
              C. Ronald Tilley            61                    1996
              Jon M. Donnell              37                     --

           Messrs. Borror and Tilley are presently members of the Board. Mr. Donnell is not presently a member of the Board, but has been nominated by the Board to be a Class I Director. Terry E. George, who presently serves as a Class I Director, will leave the Board as of the 1997 Annual Meeting of Shareholders, but will continue to serve the Company as an executive officer. All of the nominees have stated their willingness to serve and no reason is presently known why any of the nominees would be unable to serve as a director. It is the intention of the persons named as proxies in the accompanying Proxy to vote for the election of the three (3) nominees named above unless the shareholders otherwise direct on the Proxy. If any nominee is unable to stand for election, each Proxy will be voted for such substitute as the Board recommends.

RECOMMENDATION AND VOTE

           Class I Directors will be elected by a plurality of the votes entitled to be cast and present at the Annual Meeting, in person or by properly executed proxy.

           THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF ITS NOMINEES FOR CLASS I DIRECTORS.

CONTINUING CLASS II DIRECTORS

           The following Class II Directors will continue after the Annual Meeting to serve as directors for a term that will expire at the 1998 Annual Meeting of Shareholders:

                                                                   Director
              Name                            Age                   Since
              -------------------------------------------------------------

              Donald A. Borror                67                    1978
              David S. Borror                 39                    1985
              Pete A. Klisares                61                    1994
              Gerald E. Mayo                  64                    1994

EXECUTIVE OFFICERS AND CERTAIN OTHER KEY EMPLOYEES

           The Company's executive officers and certain other key employees of the Company are listed below.


Name                                 Age                  Position(s) Held
------------------------------------------------------------------------------------------------------------
EXECUTIVE OFFICERS

Donald A. Borror                     67                  Chairman of the Board

Douglas G. Borror                    41                  President and Chief Executive Officer

Jon M. Donnell                       37                  Chief Operating Officer and Chief Financial Officer

David S. Borror                      39                  Executive Vice President

Richard R. Buechler                  43                  Executive Vice President and General Manager--
                                                         Homes Division

Terry E. George                      53                  Senior Vice President and Treasurer

Robert A. Meyer, Jr.                 43                  Senior Vice President, General Counsel and Secretary

CERTAIN OTHER KEY EMPLOYEES

James B. Bianchi                     60                  Vice President--General Manager--Linden Lumber

Jack L. Mautino                      33                  Vice President--Sales

Randolph B. Robert, Jr.              45                  Vice President--Land Development

Lori M. Steiner                      37                  Vice President--Marketing

BACKGROUND AND EXPERIENCE OF DIRECTORS, OFFICERS AND CERTAIN KEY EMPLOYEES

            The references to the Company in the following biographies for periods of time prior to March 9, 1994 refer to the homebuilding divisions of Borror Realty Company ("BRC") which were transferred to the Company in connection with the Company's initial public offering of its Common Shares. See "Compensation Committee Interlocks and Insider Participation--Description and Ownership of BRC".

           DONALD A. BORROR has served on the Company's Board of Directors and as the Chairman of the Board of Directors since 1978. He served as President of the Company from 1977 to March 1987. Mr. Borror has been involved in the homebuilding business since 1952 and founded the Company's homebuilding business in 1976. He has a Bachelor of Arts Degree from The Ohio State University and a Juris Doctor Degree from The Ohio State University College of Law.

           DOUGLAS G. BORROR has served on the Company's Board of Directors since January 1984, as its President since March 1987, and as its Chief Executive Officer since September 1992. He also served as Chief Operating Officer of the Company from September 1992 through September 1996. He served as Executive Vice President of the Company from July 1985 to March 1987 and as general manager of BRC's multifamily housing division from July 1979 to March 1987. Mr. Borror has a Bachelor of Arts Degree from The Ohio State University. Mr. Borror also serves on the Boards of Directors of Columbia Gas of Ohio, Inc. and The Huntington National Bank.

           DAVID S. BORROR has served on the Company's Board of Directors since 1985 and as its Executive Vice President since January 1988. He served as Vice President of the Company from July 1985 until January 1988 and as its General Counsel from January 1988 to December 1993. From 1982 to 1987, Mr. Borror also was engaged in the private practice of law in the Columbus, Ohio office of Porter, Wright, Morris & Arthur. He has a Bachelor of Arts Degree from The Ohio State University and a Juris Doctor Degree from The Ohio State University College of Law.

           TERRY E. GEORGE has served on the Company's Board of Directors since 1985, as its Senior Vice President since November 1993, and as its Treasurer since January 1996. He served as Controller of the Company from August 1995 to January 1996. He was Operations Manager from October 1991 through August 1995. He served as the General Manager of BRC's multifamily housing division from August 1985 to October 1987 and as a Vice President from October 1987 to November 1993 and from December 1996 through the present. Mr. George has a Bachelor of Science Degree from The Ohio State University and is a Certified Public Accountant in the State of Ohio. Mr. George also serves on the Board of Directors of First Community Bank.

           PETE A. KLISARES has served on the Company's Board of Directors since 1994. He is an Executive Vice President for, and a member of the Board of Directors of, Worthington Industries, Inc., a Columbus, Ohio-based steel processing company. Mr. Klisares also serves on the Board of Directors of The Huntington National Bank. He has a Bachelor of Science Degree in Economics and a Masters Degree in Labor and Management from the University of Iowa.

           GERALD E. MAYO has served on the Company's Board of Directors since 1994. He is a member of the Board of Directors, and the Chairman of the Midland Life Insurance Company, a Columbus, Ohio-based life insurance company. Mr. Mayo also serves on the Boards of Directors of Huntington Bancshares Incorporated, HBO & Company, Association of Ohio Life Insurance Cos. and Columbia Gas Systems, Inc. He has a Bachelor of Arts Degree from Boston University.

           C. RONALD TILLEY has served on the Company's Board of Directors since January 1996. In March 1996, he retired as Chief Executive Officer and Chairman of the Board of Directors of, Columbia Gas Distribution Companies, an Ohio-based natural gas company. Mr. Tilley served on the Board of Directors of National City Bank Columbus through April, 1996. He has a Bachelor of Science Degree from Concord College.

           JON M. DONNELL has served as Chief Operating Officer of the Company since September 1996 and as Chief Financial Officer since August 1995. Mr. Donnell served as Treasurer of the Company from August 1995 through

December 1995, and as Executive Vice President from January 1996 through August 1996. From August 1995 through August 1996, he also served as Senior Vice President of the Company. Prior to joining the Company, Mr. Donnell spent eleven years with the Del Webb Corporation, a national real estate development and home building company, most recently as Vice President and Associate General Manager of Webb's Sun City Hilton Head community. Mr. Donnell is a Certified Public Accountant, and holds a Bachelor of Science degree from the University of Arizona.

           RICHARD R. BUECHLER has served as Executive Vice President of the Company since January 1996, and as General Manager of the Company's Homes Division since October 1995. Mr. Buechler served as Senior Vice President of the Company from January 1995 through December 1995 and General Manager of the Company's Dominion Homes division from January 1995 until October 1995. Mr. Buechler served as General Manager of the Company's Special Projects division from July 1994 until December 1994, as Sales Manager of the Company's Dominion Homes division from January 1992 until June 1994, as Sales Manager of the Company's Tradition Homes division from April 1990 until December 1991, and as a Sales Representative for the Company from May 1985 until April 1990.

           ROBERT A. MEYER, JR. has served as Senior Vice President of the Company since January 1996 and as General Counsel and Secretary of the Company since December, 1993. He served as Vice President of the Company from December, 1993 through December, 1995. Prior to joining the Company, Mr. Meyer was engaged in the private practice of law in the Columbus, Ohio office of Porter, Wright, Morris &Arthur from November 1978 to December 1993. He has a Bachelor of Science Degree from Indiana University and a Juris Doctor Degree from The Ohio State University College of Law.

           JAMES B. BIANCHI has served as a General Manager of the Company's lumberyard since March 1989 and as a Vice President of the Company since January 1995. He owned and operated Biancola Builders, a Columbus, Ohio custom home building company, from January 1987 to February 1989, and served as a division manager for BRC from July 1980 to January 1987. Mr. Bianchi has a Bachelor of Science Degree and is a graduate of the School of General Studies of Business from the University of Pittsburgh.

           JACK L. MAUTINO has served as Vice President of Sales since October 1995. Mr. Mautino served as Sales Manager for the Company's Dominion Homes division from January 1995 through December 1995, Sales Manager of the Company's Tradition Homes division from December 1991 to December 1994, and as Sales Representative for the Company from July 1990 to December 1991. Prior to joining the Company, Mr. Mautino was employed by Ryland Homes. He holds a Bachelor of Science Degree from Duquesne University.

           RANDOLPH B. ROBERT, JR. has served as the Company's General Manager of Land Development since January 1987 and as a Vice President since November 1993. He was the Construction Manager for BRC's multifamily housing division from December 1979 to December 1986. Mr. Robert has a Bachelor of Science Degree from The University of Arizona.

           LORI M. STEINER has served as the Company's Vice President - Marketing since January 1995. She served as the Company's Marketing Director from September 1990 through January 1995. Ms. Steiner served as an account manager for Brooks Young Communications, a Columbus-based regional advertising company, from March 1989 to September 1990, and as an account supervisor for Shelly Berman Communicators, a Columbus-based marketing, advertising and public relations firm, from June 1982 to March 1989. She has a Bachelor of Arts Degree from Wittenberg University.

FAMILY RELATIONSHIPS

           Douglas G. Borror, a director and the President and Chief Executive Officer of the Company, and David S. Borror, a director and Executive Vice President of the Company, are brothers. Donald A. Borror, a director and Chairman of the Board of the Company, is the father of Douglas G. Borror and David S. Borror. There are no other family relationships among the executive officers and/or directors of the Company.

AGREEMENT WITH RESPECT TO THE ELECTION OF DIRECTORS

           BRC, the holder of approximately 62.2% of the Company's issued and outstanding Common Shares, has agreed in a Close Corporation Agreement with its shareholders to use its best efforts to elect David S. Borror as a director of the Company for so long as certain contingencies are satisfied and for so long as BRC has the ability to elect at least two (2) directors of the Company. See "Compensation Committee Interlocks and Insider Participation--Description and Ownership of BRC."

MEETINGS AND COMMITTEES OF THE BOARD

           The Board of Directors meets immediately following the adjournment of each annual meeting of shareholders at which directors are elected, and holds such other meetings as may be called from time to time by the Chairman of the Board, the President or any two directors. The Board of Directors of the Company held four (4) meetings during the fiscal year ended December 31, 1996. Each director attended at least 75% of the aggregate of the number of Board of Directors meetings and meetings of all committees on which he served during the year, except C. Ronald Tilley. Mr. Tilley was out of the country on November 6, 1996, the date of meetings of the Board of Directors and of the Compensation and Audit Committees of the Board, and as a result did not attend those meetings. Mr. Tilley attended all other meetings in 1996 of the Board and committees on which he served after his appointment thereto.

           The Company has a Compensation Committee, an Executive Committee and an Audit Committee. The members of the Compensation Committee during 1996 were Pete A. Klisares, Gerald E. Mayo, Donald A. Borror (from January 1 through March
18), and C. Ronald Tilley (from March 27 through December 31). The Compensation Committee, which determines the compensation of the Company's executive officers, held three (3) meetings during 1996. The members of the Executive Committee during 1996 were Donald A. Borror, Pete A. Klisares and Douglas G. Borror. The Executive Committee, which is authorized to act for the Board between regularly scheduled meetings of the Board, held three (3) meetings during 1996. The members of the Audit Committee during 1996 were Pete A. Klisares, Gerald E. Mayo, Douglas G. Borror (from January 1 through March 18), and C. Ronald Tilley (from March 27 through December 31). The Audit Committee, which reviews accounting and auditing matters, held three (3) meetings during 1996. The Company does not have a standing nominating committee or other committee performing a similar function.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

           The following table sets forth, for the three fiscal years ended December 31, 1996, cash and non-cash compensation paid by the Company to the Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company who served as such during 1996 (collectively, the "Named Executive Officers") for services rendered in all capacities by such persons:


                                                          SUMMARY COMPENSATION TABLE
                              ------------------------------------------------------------------------------------------------------
                                                                                             Long-Term
                                                                                            Compensation
                                                  Annual Compensation               ------------------------------
                                       -----------------------------------------    Restricted       Common Shares
                                                                    Other Annual       Stock          Underlying       All Other
Name and                               Salary          Bonus       Compensation(1)     Awards          Options/      Compensation(2)
Principal Position             Year      ($)            ($)              ($)            ($)            Sars (#)           ($)
------------------------------------------------------------------------------------------------------------------------------------

Donald A. Borror             1996     $240,000        $200,000        $  7,466                            --          $ 3,000
   Chairman of the Board     1995      240,000           -0-             7,568                            --            3,000
                             1994      240,000         100,000           3,834                            --            3,000

Douglas G. Borror            1996      360,000         300,000          11,107                            --            7,750
   President and CEO         1995      360,000           -0-            16,715                          25,000(4)       7,186
                             1994      290,769(3)      250,000          12,647                            --            6,779

Jon M. Donnell               1996      159,230(5)      175,000           7,079        93,332(6)         40,000         60,450(7)
   COO and CFO               1995       60,000(8)       65,000          15,031        82,500(6)         20,000           --
                             1994         --              --              --                              --             --

David S. Borror              1996      175,000         100,000           6,049                            --            7,750
   Exec. V.P                 1995      175,000           -0-             8,289                          25,000(4)       7,750
                             1994      175,000          50,000           7,557                            --            7,375

Richard R. Buechler          1996      150,000         150,000           5,831                          40,000          7,750
   Exec. V.P                 1995      120,000          90,000           5,863                          20,000          7,750
                             1994       90,000          75,000           4,800                          15,000(9)       7,249

----------

(1)   Other Annual Compensation consists of perquisites and other personal benefits, primarily automobile allowances.

(2)   All Other Compensation consists of amounts contributed by the Company to the accounts of the Named Executive Officers in the
      Retirement Plan and Trust and in the Executive Deferred Compensation Plan. Amounts contributed to accounts in the Executive
      Deferred Compensation Plan are not vested when made and are subject to vesting in 20% increments over the five-year period following the contribution, provided the executive officer remains with the Company.

(3)   The annual salary for Douglas G. Borror was increased from $240,000 to $360,000 effective August 1, 1994.  The reported salary is the amount actually paid to Mr. Borror during 1994.

(4)   Such options were canceled by the holder prior to the end of 1995, and prior to the vesting of any such options.

(5)   Jon M. Donnell was paid base salary at an annual rate of $150,000 from January 1 through August 31, 1997.  With his promotion to Chief Operating Officer as of September 1, his base salary was increased to an annual rate of $180,000. The reported salary is the amount actually paid to Mr. Donnell in 1996.


                       [Footnotes continued on next page]

EMPLOYMENT AGREEMENTS

           The Company has Employment Agreements with Jon M. Donnell, Chief Operating and Chief Financial Officer, with Richard R. Buechler, Executive Vice President and General Manager of the Company's Homes Division, and with Robert
A. Meyer, Jr., Senior Vice President, General Counsel and Secretary. The Employment Agreement with Mr. Donnell is dated May 17, 1996, and effective as of January 1, 1996, and the Employment Agreements with Mr. Buechler and Mr. Meyer are each dated as of February 28, 1995, and effective as of January 1, 1995. The Agreements are for terms of three years, and provide for renewal annually for three-year terms unless the Company provides notice of its intention not to renew the Agreement. No such notice has been provided to Mr. Donnell, Mr. Buechler or Mr. Meyer. Each Agreement provides for lump sum payments if employment is terminated by the Company without cause or by Mr. Donnell, Mr. Buechler or Mr. Meyer with good reason, and includes non-competition covenants effective for one year after termination. The Agreements also include provisions that become effective upon a "change in control" of the Company. Under the Agreements, a change in control is defined as an event which results in either BRC failing to own at least 30% of the combined voting power of the outstanding voting securities of the Company, or both Donald Borror and Douglas Borror ceasing to be directors and officers of the Company. Upon a change in control, all employee benefit rights, including stock options, vest. In addition, if within two years of a change in control Mr. Donnell, Mr. Buechler or Mr. Meyer is terminated without cause, or if he terminates his employment with good reason, he would be entitled to certain benefits, including a lump sum payment equivalent to two year's salary, the payments he would have been entitled to had the Company terminated him without cause and without a change in control, and certain outplacement services.



----------
(6) The reported amount is the dollar value (net of consideration paid) of restricted shares awarded (calculated by the number of shares multiplied by the closing price on the date of grant). At December 31, 1996, Mr. Donnell held 28,000 restricted Common Shares with an aggregate value of $122,500 as of such date. With respect to the 20,000 restricted Common Shares granted to Mr. Donnell on August 1, 1995, 10,000 Common Shares vested on August 2, 1995, 3,333 Common Shares vested on August 1, 1996, 3,333 restricted Common Shares will vest on August 1, 1997, and 3,334 restricted Common Shares will vest on August 1, 1998. With respect to 21,333 restricted Common Shares granted to Mr. Donnell on November 6, 1996, 3,667 restricted Common Shares will vest on August 1, 1997, 3,666 restricted Common Shares will vest on August 1, 1998, 7,000 restricted Common Shares will vest on August 1, 1999, and 7,000 restricted Common Shares will vest on August 1, 2000. It is a prerequisite to vesting of any restricted shares that Mr. Donnell be employed with the Company as of the vesting date. The Company does not presently pay dividends. However, if dividends are paid in the future, Mr. Donnell would be entitled to receive dividends as to restricted Common Shares.
(7) All Other Compensation for Jon M. Donnell in 1996 includes a payment related to Mr. Donnell's housing and committed to by the Company as part of its offer of employment to him.
(8) Jon M. Donnell was paid base salary at an annual rate of $130,000 for that part of 1995 during which he was employed by the Company.
(9) Such options were canceled and replaced by the options which were granted in 1995.

INCENTIVE STOCK PLAN

           The following table sets forth information concerning individual grants of stock options during 1996 to those Named Executive Officers who received grants of stock options under the Incentive Stock Plan during 1996. No SARs were granted during 1996.

                                               Option/SAR Grants In Last Fiscal Year
                                               -------------------------------------

                                                     Individual Grants
                      ------------------------------------------------------------------------
                                  Number of         % of Total                                     Potential Realizable Value at
                               Common Shares          Options/                                         Assumed Annual Rates of
                                 Underlying        SARs Granted                                  Common  Share  Price  Appreciation
                                  Options/         to Employees       Exercise                          For Option Term(1)
                                    SARs             in Fiscal        Price          Expiration   ---------------------------------
Name                             Granted (#)          Year  (%)       ($/Share)          Date                 5%          10%
-----------------------------------------------------------------------------------------------------------------------------------

Jon M. Donnell                     40,000(2)           15.3%             $ 3.25        1/2/06              $81,756      $207,187
Richard R. Buechler                40,000(2)           15.3%               3.25        1/2/06              $81,756      $207,187

----------
(1)   The Potential Realizable Value of the grants equals the product of: (a) the difference between (i) the product of the per-share market price at the time of the grant and the sum of 1 plus the adjusted Common Share price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option); and (ii) the per-share exercise price of the option; and (b) the number of Common Shares underlying the grant at fiscal year end. These Potential Realizable Values represent only certain assumed rates of appreciation that may not be achieved. Actual realized values, if any, on option exercises will be dependent on the actual appreciation of the Company's Common Shares over the term of the options.

(2)   These options become exercisable in five equal installments of 8,000 Common Shares beginning July 1, 1996, and on July 1 of each of the four succeeding years, subject to the acceleration of the exercisability of such options in the event of a "change of control."

      The following table sets forth information, as of December 31, 1996, concerning the number of Common Shares underlying unexercised options and the value of the unexercised options held by those Named Executive Officers of the Company who held options on such date. No Named Executive Officer exercised any options during 1996.



                     Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
                     -----------------------------------------------------------------------------------------

                                             Number of Common Shares                                   Value of Unexercised
                                               Underlying Unexercised                                        In-The-Money
                                                     Options/SARs at                                       Options/SARs at
                                                   Fiscal-Year-End (#)                                  Fiscal-Year-End ($)(1)
                                          ---------------------------------                       ----------------------------------
Name                                      Exercisable         Unexercisable                       Exercisable          Unexercisable
-----------------------------------------------------------------------------------------------------------------------------------
Jon M. Donnell                                12,000               48,000                           $11,000                $44,000
Richard R. Buechler                           12,000               48,000                           $ 9,000                $36,000

----------

(1)  The Value of Unexercised In-The-Money Options equals the difference between the fair market value at December 31,
     1996, of the Common Shares underlying the options and the exercise price of the options.

DIRECTOR COMPENSATION

           Directors who are not employees of the Company receive fees of $2,500 per quarter and $1,000 per Board meeting and $500 per committee meeting attended. Additionally, under the Company's Incentive Stock Plan, each director who is not, and has never been, an employee of, or paid advisor or consultant to, the Company will receive, on the first business day after each annual meeting of shareholders, provided that the director continues to serve on the Board on such date, a grant of a non-qualified stock option to purchase 2,500 Common Shares at an exercise price equal to the fair market value of the Common Shares on the date of grant. A director option will be exercisable until the earlier of (i) the tenth anniversary of the date of grant or (ii) generally three months (one year in the case of a director who becomes disabled or dies) after the date the director ceases to be a director. The Company does not pay any separate remuneration to employees of the Company who serve as directors. Messrs. Klisares, Mayo and Tilley were the directors who were not employees of the Company in 1996.

                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION
                        AND SHARE PRICE PERFORMANCE GRAPH

           Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following "Report of Compensation Committee on Executive Compensation" and the information under "Share Price Performance Graph" shall not be incorporated by reference into any such filings.

                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

           The Company has vested in the Compensation Committee ("Committee") of the Board of Directors the authority to determine and administer the compensation program for the Company's executive officers and other key employees. The Committee is composed of three directors, which is the minimum number of directors that a committee of the Board of Directors may be composed of under the corporate law of the State of Ohio, the state in which the Company is incorporated. Donald A. Borror, the founder and Chairman of the Board of the Company, served on the Committee until March 18, 1996, when he resigned. Mr. Borror served on the Committee with Pete Klisares and Gerald Mayo, who were then the only two independent non-employee directors, to satisfy the requirement of Ohio law that the Committee have a minimum of three members. However, Mr. Borror deferred to the decisions of the independent directors with respect to executive officer compensation. His primary role on the Committee was to provide insight into the business objectives that should be used by the Committee in setting incentive compensation. C. Ronald Tilley, was appointed as the third independent non-employee director in early 1996, and on March 27, 1996, was appointed to the Compensation Committee to fill the vacancy created by Mr. Borror's resignation. The Compensation Committee is chaired by Pete A. Klisares.

COMPENSATION PHILOSOPHY

           The Company's executive compensation philosophy seeks to promote the following key objectives:

           - Align the interests of executive officers and other key employees with the interests of shareholders by linking a significant percentage of their total compensation to corporate financial performance.

           -         Reward individual contribution and achievement.

           - Allow the Company to continue to attract and retain outstanding executive officers and other key employees and to compete with industry competitors and other businesses for executive talent.

Implementation of this philosophy is an ongoing process and the Committee expects to further refine the Company's executive compensation program during 1997.

           There are two primary components to the Company's executive compensation program: annual cash compensation and long-term incentive compensation. Annual cash compensation consists of a base salary and an incentive bonus. Long-term incentive compensation consists of stock options and other awards under the Incentive Stock Plan and of participation in the Executive Deferred Compensation Plan.

ANNUAL CASH COMPENSATION

           GENERAL. It is the Company's objective to achieve continuous sales and earnings growth with a long-term objective of outperforming the homebuilding industry in revenue growth and profitability. The Committee believes that, in order to achieve this objective, the Company must be able to attract and retain exceptional executive talent.

Accordingly, the Committee's intent is that the total cash compensation received by the Company's executive officers would place them in the upper range of the total cash compensation received by the executive officers of homebuilding companies in general. In determining compensation for the Company's executive officers, the Committee has reviewed a nationally-compiled database of compensation by other homebuilding companies for various executive positions, and did so again in considering executive compensation in 1996.

           BASE SALARY. The Committee recognizes that the homebuilding business is cyclical and that the Company's financial performance depends, in large part, on whether the homebuilding business is in a favorable or unfavorable cycle. The Committee's intent is to set the base salaries of the Company's executive officers at levels sufficient to attract and retain executive talent in all business cycles.

           In setting the base salary of an executive officer, the Committee subjectively analyzes the executive's responsibilities, performance and value to the Company, but gives no specific weighting to any of such factors. The Committee intends to review annually the base salary of each executive officer and to make adjustments as warranted.

           INCENTIVE BONUS. The Committee believes that a significant portion of the total compensation of the Company's executive officers should consist of variable, performance-based components, such as awards of incentive bonuses and grants of stock options, which the Committee can adjust to reflect changes in corporate and individual performance. These compensation components are intended to reinforce the Company's commitment to increasing corporate profitability and shareholder value.

           The Committee takes into account various quantitative measures and qualitative indicators of corporate and individual performance in determining the level of incentive bonuses to be awarded to the Company's executive officers. Although the Committee tends to give more weight to quantitative measures of corporate financial performance, it does not apply any specific formula. In making such compensation decisions, the Committee recognizes and takes into account that the homebuilding business is cyclical and that corporate financial performance can be greatly affected by factors, such as interest rates and weather, that are beyond the control of the Company's executive officers.

           The Committee considers such quantitative corporate financial performance measures as revenue growth, profitability, earnings per share and return on shareholders' equity. With respect to those executive officers having divisional responsibilities, the Committee also considers the financial performance of the division.

           The Committee also understands the importance of individual contributions and achievements that may be difficult to quantify, and, accordingly, recognizes qualitative indicators such as successful supervision of major corporate projects, demonstrated leadership and the ability to respond to difficult business cycles. With respect to those executive officers having divisional responsibilities, the most important qualitative indicator was the division's customer satisfaction ratings.

LONG-TERM INCENTIVE COMPENSATION

           STOCK OPTIONS. On January 2, 1996, the Committee granted incentive stock options covering an aggregate of 261,000 Common Shares to 34 employees of the Company, including three executive officers: Richard R. Buechler, Jon M. Donnell and Robert A. Meyer, Jr. The options were granted at an exercise price of $3.25 per share, which was the fair market value of the Common Shares on the date of grant. The options vest in 20% increments. The first such increment vested July 1, 1996, and the remaining increments will vest on July 1 of 1997 and each of the following three years, provided the employee is then employed by the Company. The Committee determined that the options would be useful in providing a meaningful incentive to the Company's employees to increase shareholder value. The Committee also believes that a vesting schedule using mid-year vesting dates, when combined with the Company's award of incentive bonuses which usually occurs at year-end, provides a combination of incentives that better motivate and retain employees on a year-round basis.

           The Committee intends on an annual basis to make grants under the Incentive Stock Plan to the Company's executive officers and other key employees. In making such grants, the Committee will consider the subjective factors identified above, as well as the number of options granted in prior years.

           RESTRICTED STOCK GRANTS. On November 6, 1996, the Committee awarded to Jon M. Donnell, as part of an enhanced compensation package in connection with his promotion to Chief Operating Officer, 21,333 Common Shares that are restricted. Mr. Donnell had also been granted, on August 1, 1995, 20,000 Common Shares, which were also restricted. The restrictions provide for forfeiture if Mr. Donnell's employment with the Company is terminated prior to August 1, 2000. The restrictions lapsed as to 10,000 Common Shares on August 2, 1995, and 3,333 Common Shares on August 1, 1996, and will lapse as to 7,000 Common Shares, 7,000 Common Shares, 7,000 Common Shares and 7,000 Common Shares on August 1, 1997, August 1, 1998, August 1, 1999, and August 1, 2000, respectively, provided that Mr. Donnell is then employed by the Company. The Committee believes this grant provides a further incentive to Mr. Donnell to continue to effect improvement in the Company's performance.

           EXECUTIVE DEFERRED COMPENSATION PLAN. In December 1994, the Committee adopted the Executive Deferred Compensation Plan, in which the Company's executive officers and directors are eligible to participate. Under this Plan, participants may defer a portion of their annual compensation (20% of total base and bonus for employees and 100% of directors' fees). At December 31 of each year, the Company provides for each participant a matching contribution of 25% of the amount deferred, but not to exceed $2,500 in any year, and such matching contribution vests in 20% increments over five years. The contribution and match amounts are converted to theoretical Common Shares of the Company and are adjusted in future periods based on the market value of the Common Shares, similar to stock appreciation rights. Because the benefits to be realized by participants are tied to the market value of the Common Shares, the Plan is intended to be performance based.

           The following table sets forth information concerning the deferral contributions by participating directors and executive officers and corresponding Company-matching contributions as of December 31, 1996, expressed as the number of theoretical Common Shares of the Company, with respect to each director and executive officer who has elected to participate in the Executive Deferred Compensation Plan.

             Borror Corporation Executive Deferred Compensation Plan
             -------------------------------------------------------

                                                            Company-Matching               Company-Matching
                                    Deferral               Contributions Held             Contributions Held          Total
                                  Contributions           as Theoretical Common          as Theoretical Common      Theoretical
                               Held as Theoretical         Shares and Having              Shares Subject to           Common
                                  Common Shares                  Vested                    Future Vesting           Shares Held
------------------------------------------------------------------------------------------------------------------------------------

Douglas G. Borror                         7,471                      353.8                         1,486.2              9,311
David S. Borror                           7,471                      353.8                         1,486.2              9,311
Pete A. Klisares                          8,935                      153.8                         1,186.2             10,275
C. Ronald Tilley                          2,884                         --                            571               3,455
Terry E. George                           2,286                         --                            571               2,857
Jon M. Donnell                            2,286                         --                            571               2,857
Richard R. Buechler                       7,585                      353.8                         1,486.2              9,425
Robert A. Meyer, Jr.                      7,585                      353.8                         1,486.2              9,425

CHIEF EXECUTIVE OFFICER COMPENSATION

           Douglas G. Borror's annual base salary of $360,000 was not changed in 1996. In accordance with the executive compensation philosophy and program described above, and primarily in recognition of the Company's return to profitability in 1996, the Committee awarded Mr. Borror a cash incentive bonus of $300,000 in 1996. Mr. Borror did not receive an award of stock options in 1996.

TAX ASPECTS

           Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits the deduction by a publicly-held corporation of compensation paid to a "covered employee" in excess of $1.0 million per year, subject to certain exceptions. Generally, the Company's covered employees are those executive officers listed under the Summary Compensation Table set forth above. None of the Company's executive officers received more than $ 1.0 million of compensation from the Company in 1996, and the Committee does not anticipate that any of the Company's executive officers will receive more than $1.0 million of compensation from the Company in 1997. Accordingly, the Committee does not believe that Section 162(m) will limit the deductibility of the executive compensation that the Company will pay in 1997. As indicated above, Section 162(m) provides exceptions to the $1.0 million limitation on the deductibility of executive compensation. The Committee has not attempted to revise the Company's executive compensation program to satisfy the conditions to these exceptions but may in the future consider doing so if compensation paid by the Company would not otherwise be deductible under Section 162(m).

                      Members of the Compensation Committee
                     Pete A. Klisares     Gerald E. Mayo
                                C. Ronald Tilley

                          SHARE PRICE PERFORMANCE GRAPH

           The following graph compares the cumulative total shareholder return on the Company's Common Shares from March 9, 1994 (the date the Company became a public company), until December 31, 1996, with the cumulative total return of
(a) the NASDAQ-OTC Index Composite and (b) the Standard and Poor's Homebuilding Index. Data for the referenced indices are reported on a month-end basis, and the graph below sets forth values for both indices reported as of March 31, 1994. The graph assumes the investment of $100 in the Company's Common Shares, the NASDAQ-OTC Index Composite and the Standard and Poor's Homebuilding Index. The initial public offering price of the Company's Common Shares was $11.50 per share.


                               PERFORMANCE GRAPH
                            MARCH 1994-DECEMBER 1996

                       Mar-94           Dec-94       Dec-95       Dec-96

Borror Corporation      100              43.48        28.26        38.04
S&P Homebuilding 500    100              73.30       103.54        93.08
Nasdaq Composite        100             101.14       141.52       173.65

                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

           The members of the Company's Compensation Committee during 1996 were Pete A. Klisares, Gerald E. Mayo, C. Ronald Tilley (from March 27 through December 31) and Donald A. Borror (from January 1 through March 18). Mr. Borror, who serves as Chairman of the Board of the Company, is an affiliate of Printing Plus, Inc. and BRC, which have engaged in various transactions with the Company.

TRANSACTIONS WITH PRINTING PLUS, INC.

           Donald A. Borror, together with Richard Myers, owns Printing Plus, Inc., a printing company which has provided printing services to the Company. Mr. Myers, who also operates Printing Plus, Inc., is the husband of Donna Borror Myers, who is Donald A. Borror's daughter and Douglas G. and David S. Borror's sister. The Company paid Printing Plus, Inc. $177,212.10 for its printing services in 1996. Services rendered to the Company by Printing Plus, Inc. after the Company became public have been pursuant to competitively bid contracts.

DESCRIPTION AND OWNERSHIP OF BRC

           BRC, which owns approximately 62.2% of the Company's outstanding Common Shares, is actively engaged in the business of owning and managing multifamily housing and commercial real estate. Donald Borror, Douglas Borror, David Borror and Terry George, who are directors and executive officers of the Company, also are directors of BRC. As of December 1996, Mr. George was elected a Vice President of BRC. Occasionally, employees of the Company provide limited administrative services to BRC, for which BRC pays the Company. The total amount of payments made by BRC to the Company for administrative services in 1996 was $21,400.

           BRC has issued and outstanding 105,065 voting common shares and 315,195 non-voting common shares, all of which are beneficially owned by members of the Borror family, or trusts for their benefit, and by Terry George. Through their ownership and control of BRC, such persons are in a position to control the Company. See "Security Ownership of Certain Beneficial Owners and Management."

           The Amended and Restated Borror Corporation Stock Trust, a revocable trust established by Donald Borror pursuant to a trust agreement dated January 4, 1994 (the "Stock Trust"), owns 52,000 voting common shares of BRC, representing 49.5% of the issued and outstanding voting common shares of BRC, and 75,180 non-voting common shares of BRC, representing 23.9% of the issued and outstanding non-voting common shares of BRC. The Stock Trust will expire upon the ten year anniversary of Donald Borror's death or upon the death of Joanne Borror (Donald Borror's wife), whichever is later. Joanne Borror is the beneficiary of the Stock Trust until her death (unless she predeceases Donald Borror) and each of Donald and Joanne Borror's children (Douglas and David Borror and Donna Myers) are one-third remainder beneficiaries of the Stock Trust. Donald Borror and Douglas Borror are the joint trustees of the Stock Trust until the death or incapacity of either of them whereupon the other of them will become sole trustee.

           Douglas Borror owns 32,865 voting common shares of BRC, representing 31.3% of the issued and outstanding voting common shares of BRC, and 108,355 non-voting common shares of BRC, representing 34.4% of the issued and outstanding non-voting common shares of BRC.

           David Borror owns 15,200 voting common shares of BRC, representing 14.5% of the issued and outstanding voting common shares of BRC, and 65,600 non-voting common shares of BRC, representing 20.8% of the issued and outstanding non-voting common shares of BRC.

           The 1987 Irrevocable Subchapter S Trust, an irrevocable trust established by Donald Borror pursuant to a trust agreement dated June 26, 1987 (the "Irrevocable Trust"), owns 50,000 non-voting common shares of BRC, representing 15.9% of the issued and outstanding non-voting common shares of BRC. David Borror is the trustee of the Irrevocable

Trust and Donna Myers (Donald and Joanne Borror's daughter and Douglas and David Borror's sister) is the sole beneficiary of the Irrevocable Trust. The Irrevocable Trust expires upon the death of Donald Borror.

           Terry George owns 5,000 voting common shares of BRC, representing 4.8% of the issued and outstanding voting common shares of BRC, and 16,060 non-voting common shares of BRC representing 5.1% of the issued and outstanding non-voting common shares of BRC.

           BRC and the shareholders of BRC are parties to a Close Corporation Agreement dated January 4, 1994 ("BRC Agreement"). The BRC Agreement contains certain provisions related to BRC's status as an S Corporation (including mandatory distributions to BRC shareholders equal to the product of the maximum marginal individual income tax rate and the shareholder's pro rata share of the taxable income attributable to BRC).The BRC Agreement provides that all of the voting power of the BRC shares is to be exercised by a majority of the directors of BRC, all of whom will be elected by Donald Borror and Douglas Borror jointly until the death or incapacity of either of them and, thereafter, by the other of them solely. Under the provisions of the BRC Agreement, David Borror is required to be elected as a director of BRC as long as he continues to hold at least 10% of the shares of BRC, absent his removal for "cause" (as defined therein). In such circumstances and as long as BRC has the ability to elect at least two directors of the Company, BRC also is required to use its best efforts to elect David Borror as a director of the Company. The BRC Agreement generally restricts the transfer of shares of BRC to persons other than members of the Borror family unless certain procedures are followed. BRC is required to repurchase all of Terry George's shares in the event of his death or incapacity and has the right to purchase Terry George's shares at any time. BRC also is required to purchase a certain number of shares from the estates of Borror family members. Subject to certain conditions, Borror family members have the right to require BRC to repurchase shares from them, beginning in March, 1998. In certain instances, the obligation of BRC to repurchase shares may be assumed by Borror family shareholders.

TRANSACTIONS WITH BRC

           The Company and BRC entered into a Corporate Exchange and Subscription Agreement, dated January 20, 1994, pursuant to which the Company acquired substantially all of the assets and assumed substantially all of the liabilities of the home building divisions of BRC in exchange for the issuance of 3,882,000 of the Company's Common Shares to BRC.

           The Company and BRC are parties to a Land Option Agreement dated January 20, 1994 ("Land Option Agreement"). Pursuant to the provisions of the Land Option Agreement, the Company acquired from BRC irrevocable options to purchase from BRC finished single family lots in certain communities which BRC and other homebuilders have developed under various joint venture agreements. The purchase price to be paid by the Company to BRC for such lots under the Land Option Agreement is the lesser of (i) BRC's adjusted tax basis in such lots plus $500 per lot or (ii) their fair market value, as determined by an independent MAI appraiser jointly selected by BRC and the Company, at the time of their purchase from BRC. The cost of all such appraisals is borne by the Company. Pursuant to the Land Option Agreement, during 1996 the Company purchased 335 lots from BRC for an aggregate purchase price of $8,155,000.

           The Company also purchased during 1996 additional lots from Wilcox Road Associates at an aggregate purchase price of approximately $648,000. Wilcox Road Associates is an Ohio joint venture partnership organized in October 1987, of which BRC is the managing partner and in which it has a 50% interest.

           The Company and BRC are parties to a Model Homes Lease Agreement dated January 20, 1994 ("Model Homes Agreement"). Pursuant to the provisions of the Model Homes Agreement, the Company leases from BRC model homes owned by BRC. The leases are on a triple net basis at $8.00 per square foot for a term of three years, unless the Company earlier terminates the lease with respect to a particular model home upon 30 days' prior written notice given to BRC. The Company uses each such model home as the Company's on-site sales office in the community in which the model home is located until the Company has completed its sale of homes in that community. It is anticipated that BRC will sell each model home upon the termination of its lease. The Company will not receive any of the proceeds from the sales of such model homes owned by BRC, except that the Company will receive, at the time of sale, 50% of its unamortized costs of improvements to the model homes. During 1996, the Company paid to BRC an aggregate of $89,000 for the lease of model homes. At December 31, 1996, the Model Homes Agreement had been terminated as to all but 5 of the 31 model homes that were originally the subject of the Model Homes Agreement.

           The Company and BRC are parties to various lease agreements pursuant to which the Company leases space in a shopping center owned by BRC. As of December 31, 1996, the Company leased 5,550 square feet in the shopping center for its decorating center and architectural department. The Company leases such space from BRC at $9.50 per square foot plus a proportionate share of common area maintenance charges, taxes and insurance, and on substantially the same terms as the leases that BRC has with its other tenants in the shopping center. The Company paid to BRC an aggregate of $69,000 under the leases for space in the shopping center during 1996. The Company believes that the terms of these leases are no less favorable to the Company than those reasonably available from unrelated third parties for comparable space.

           The Company and BRC are parties to a Shareholder Agreement (the "Shareholder Agreement"), dated January 20, 1994, pursuant to which BRC has the right, from time to time, to demand that the Company register for sale Common Shares owned by BRC. Each request by BRC for a demand registration must cover at least 10% of the Common Shares owned by BRC and at least 5% of the Company's then outstanding Common Shares. Without the Company's consent (exercised by a majority of its independent directors), the Company is not obligated to cause a demand registration to be effected within 18 months after the consummation of a prior demand registration. BRC and the Company will each pay one-half of the expenses of each demand registration. BRC also will have incidental, or piggy-back, registration rights if the Company proposes to register any of its equity securities (other than registrations involving employee benefit plans) for its own account or for the account of any other shareholder. BRC will pay all of its own legal expenses and the first $25,000 of the other expenses of a piggy-back registration and the Company will pay the remaining expenses of a piggy-back registration. Both the demand and piggy-back registration rights will be subject to customary underwriting and holdback provisions and will expire on March 9, 2004.

           Subsequent to the Company's initial public offering, the Company has provided accounting and management services to certain joint ventures in which one of the partners in the joint ventures is BRC. The fees for such services are the amounts provided for such services under the relevant joint venture agreements. The Company received aggregate fees of $370,000 from such joint ventures in 1996.

                           AMENDMENT TO THE COMPANY'S
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                               TO CHANGE ITS NAME

           The Board recommends that the shareholders approve a resolution to amend Article First of the Company's Articles of Incorporation to change the name of the Company from "Borror Corporation" to "Dominion Homes, Inc." The Board believes it is in the best interest of the Company to change the corporate name to more clearly convey the Company's business and products and to take better advantage of the positive name recognition of "Dominion Homes" in the Company's market.

           If approved by the shareholders, the amendment will become effective upon filing a Certificate of Amendment with the Secretary of the State of Ohio which filing is expected to be made shortly after the Annual Meeting. Shareholders will not be required to exchange any outstanding share certificates for certificates containing the Company's new name. Share certificates reflecting the name Dominion Homes, Inc. will be issued upon any purchase, sale or other disposition of shares following the effective date of the name change.

PROPOSAL

           Shareholders are requested to approve the following resolution to amend the Amended and Restated Articles of Incorporation of the Company:

                     RESOLVED, that Article FIRST of the Company's Amended and Restated Articles of Incorporation be, and it hereby is, amended to read as follows:

           FIRST: The name of the corporation shall be Dominion Homes, Inc. (the "Corporation").

RECOMMENDATION AND VOTE

           Approval of the amendment to the Company's Amended and Restated Articles of Incorporation to change the name of the Company will require the affirmative vote of a majority of the Common Shares issued and outstanding as of the record date.

           THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE ADOPTION OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO CHANGE ITS NAME TO DOMINION HOMES, INC.

                         AMENDMENT OF BORROR CORPORATION
                              INCENTIVE STOCK PLAN

           The Board recommends that the shareholders approve an amendment to the Borror Corporation Incentive Stock Plan (the "Stock Plan") to increase the number of Common Shares available for award thereunder from 500,000 to 850,000. The following summary of the Stock Plan is qualified in its entirety by reference to the Stock Plan, which is attached hereto as Appendix I.

GENERAL

           The Stock Plan was adopted in February, 1994 and amended in 1995. The purpose of the Stock Plan is to attract and retain key employees, other personnel and independent directors of, the Company, and to enhance their interest in the Company's continued success.

           The maximum number of Common Shares currently authorized to be awarded under the Stock Plan is 500,000. The amendment recommended by the Board would increase this number to 850,000. The Stock Plan permits a maximum award of 50,000 Common Shares to any single participant in any single calendar year. No award under the Stock Plan may be granted after December 31, 2003.

           The Common Shares issued by the Company under the Stock Plan are made available from authorized but unissued Common Shares or from treasury shares. The Stock Plan contains customary provisions with respect to adjustments for share splits and similar transactions and the rights of participants upon mergers and other business combinations.

           The Stock Plan is administered by three members of the Board (the "Committee") who were not, during the one year prior to commencing service on the Committee, and may not be, during service on the Committee, granted awards pursuant to the Stock Plan (other than director options as described below). The Committee has the sole and complete authority to interpret the provisions of the Stock Plan and to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Stock Plan as it deems advisable.

           Employees of the Company and any future subsidiaries who can make substantial contributions to the successful performance of the Company are eligible to be granted awards under the Stock Plan. The Committee's determinations of which eligible individuals are granted awards and the terms thereof are based on each individual's present and potential contribution to the success of the Company and any subsidiaries. The approximate number of employees currently eligible to participate in the Stock Plan is 325. On an annual basis and without any further action by the Committee or the Board, the Stock Plan also grants director options, as described below, to each independent director of the Board.

AWARDS UNDER THE STOCK PLAN

           The Stock Plan provides for stock options, restricted stock and performance awards.

           STOCK OPTIONS. The Committee may grant non-qualified options and incentive options to employees. The Committee has discretion to fix the exercise price of such options. In the case of an incentive option granted to a person who owns 10% or less of the outstanding shares of the Company, the exercise price may not be less than the fair market value of the Common Shares at the date of grant. In the case of an incentive stock option granted to a person who owns more than 10% of the outstanding shares of the Company, the exercise price may not be less than 110% of the fair market value of the Common Shares at the date of grant. The Committee also has broad discretion as to the terms and conditions under which options may be exercised. During 1996, the Committee granted incentive stock options to three executive officers. Information regarding such grants is described under "Report of Compensation Committee on Executive Compensation -- Long Term Incentive Compensation."

           Under the Stock Plan, each director who is not, and has never been, an employee of, or paid advisor or consultant to, the Company receives, on the first business day after each annual meeting of shareholders, provided that the director continues to serve on the Board on such date, a grant of a non-qualified stock option to purchase 2,500 Common Shares at an exercise price equal to the fair market value of the Common Shares on the grant date. A director option is exercisable until the earlier of (i) the tenth anniversary of the date of grant and (ii) generally three months (one year in the case of a director who becomes disabled or dies) after the date the director ceases to be a director. For purposes of the Stock Plan, fair market value means the closing price of the shares as reported on the NASDAQ National Market on such date. During 1996, 2,500 directors options were granted to each of Messrs. Klisares, Mayo and Tilley.

           The exercise price of both employee and director options can be satisfied in cash or, in the discretion of the Committee, by exchanging Common Shares owned by the optionee, or by a combination of cash and Common Shares.

           RESTRICTED STOCK. Restricted Common Share awards are granted to a participant subject to forfeiture and restrictions on transfer. In general, a participant who is granted restricted Common Shares has, from the date of award, the benefit of ownership in respect of such restricted Common Shares, including the right to vote such shares and to receive dividends and other distributions thereon, subject to the restrictions set forth in the Stock Plan and in the instrument evidencing such award. The stock certificates for restricted Common Shares are held by the Company, or by an escrow agent designated by the Company, during the restricted period and such shares can not be sold, assigned, transferred, pledged or otherwise encumbered until the restrictions have lapsed. The Committee has authority to determine the duration of the restricted period and the conditions under which restricted Common Shares can be forfeited, as well as the other terms and conditions of such awards. During 1996, the Committee awarded restricted Common Shares to one executive officer. Information regarding such award is described under "Report of Compensation Committee on Executive Compensation -- Long Term Incentive Compensation."

           PERFORMANCE AWARDS. Performance awards are earned to the extent performance goals established by the Committee are achieved over a period of time specified by the Committee. The Committee has discretion to determine the value of each performance award, to adjust the performance goals as it deems equitable to reflect events affecting the Company or changes in law or accounting principles or other factors, and to determine the extent to which performance awards that are earned may be paid in the form of cash, Common Shares, or a combination of both.

           OTHER TERMS. The Committee has broad discretion as to the specific terms and conditions of each award and any rules applicable thereto, including the effect, if any, of a change in control of the Company. The terms of each award are evidenced by a written instrument delivered to the participant. The awards authorized under the Stock Plan are subject to applicable tax withholding by the Company which, to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may be satisfied by the withholding of shares issuable under the Stock Plan, and such awards may not be assigned or transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

           The Stock Plan may be amended or terminated at any time by the Board, except that no amendment may be made without shareholder approval if the Committee determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16 of the Exchange Act, for which or with which the Committee determines that it is desirable to comply.

           FUTURE AWARDS. Future awards under the Stock Plan are not presently determinable, but are expected to be made by the Committee in accordance with the criteria set forth under "Report of Compensation Committee on Executive Compensation."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE STOCK PLAN

           STOCK OPTIONS. When an optionee exercises a non-qualified stock option, the difference between the option price and any higher fair market value of the Common Shares, generally on the date of exercise, will be ordinary income to the optionee and generally will be allowed as a deduction for federal income tax purposes to the Company. Any gain or loss realized by an optionee on disposition of the Common Shares acquired upon exercise of a non-qualified stock option generally will be capital gain or loss to such optionee, long term or short term depending on the holding period, and will not result in any additional tax consequences to the Company. The optionee's basis in the Common Shares for determining gain or loss on the disposition will be the fair market value of such Common Shares determined generally at the time of exercise.

           When an optionee exercises an incentive stock option while employed by the Company or within three months (one year for disability) after termination of employment, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of the Common Shares acquired upon such exercise over the option exercise price will be an adjustment to taxable income for purposes of the general alternative minimum tax applicable to individuals. If the Common Shares acquired upon exercise of the incentive stock option are not disposed of prior to the expiration of one year after the date of acquisition and two years after the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate option exercise price of such Common Shares will be long-term capital gain, but the Company will not be entitled to any tax deduction with respect to such gain. Generally, if the Common Shares are disposed of prior to the expiration of such periods (a "disqualifying disposition"), the excess of the fair market value of such Common Shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such disqualifying disposition (and the Company will generally be entitled to a federal income tax deduction in a like amount). Any gain realized by the optionee as a result of a disqualifying disposition that exceeds the amount treated as ordinary income will be capital in nature, long term or short term depending on the holding period. If an incentive stock option is exercised more than three months (one year after disability) after termination of employment with the Company, the tax consequences are the same as described above for non-qualified stock options.

           RESTRICTED STOCK. In the absence of an election by a participant pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code), the grant of restricted Common Shares will not result in taxable income to the participant or a deduction for the Company in the year of grant. The value of such restricted Common Shares will be taxable to the participant in the year in which the restrictions lapse. Alternatively, a participant may elect to treat as income in the year of grant the fair market value of the restricted Common Shares on the date of grant pursuant to Section 83(b) under the Code, by making the election within 30 days after the date of such grant. If such an election were made, such participant would not be allowed to deduct at a later date the amount included as taxable income if he or she should forfeit the restricted Common Shares to the Company. The Company will generally be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the participant in the year such income is recognized. Prior to the lapse of restrictions, dividends paid on the restricted Common Shares will be taxable to the participant as additional compensation in the year said Common Shares are received free of restrictions, and the Company will be allowed a corresponding federal income tax deduction.

           PERFORMANCE AWARDS. A participant who receives a performance award of Common Shares will recognize ordinary income in the year of the award equal to the fair market value of the Common Shares at the date of the award. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the participant in the year such income is recognized.

REASON FOR PROPOSAL

           Of the 500,000 Common Shares currently authorized for issuance pursuant to the Stock Plan, 14,297 Common Shares remain available for award under the Stock Plan. The Board believes that grants and options provide a valuable form of compensation that links the interests of employees with enhancing shareholder value. The Board has determined that it is in the best interest of the Company to increase the number of Common Shares available for award pursuant to the Stock Plan by 350,000 Common Shares. This increase is intended to address the Company's reasonably foreseeable need for available shares under the Stock Plan and allow the Company to continue to recruit and maintain key employees.

PROPOSAL

           Shareholders are requested to approve the following resolution to amend the Stock Plan:

                     RESOLVED, that the first sentence of Section 4(a) of the Borror Corporation Incentive Stock Plan be, and it hereby is, amended to read as follows:

                     Subject to adjustment as provided in Section
                     4(b), the number of Shares with respect to which Awards and Director Options may be granted under the Plan shall be 850,000.

RECOMMENDATION AND VOTE

           Approval of the amendment to the Stock Plan to increase the number of Common Shares available for award thereunder will require the affirmative vote of a majority of the Common Shares issued and outstanding as of the record date.

           THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ADOPTION OF THE AMENDMENT TO THE STOCK PLAN TO INCREASE THE NUMBER OF COMMON SHARES AVAILABLE FOR AWARD THEREUNDER TO 850,000.

                              SELECTION OF AUDITORS

           The Board of Directors of the Company has selected Coopers & Lybrand L.L.P., certified public accountants, as independent auditors for the Company for the year ending December 31, 1997. Coopers & Lybrand have audited the books of the Company and its predecessors since 1964. Management expects that a representative of Coopers & Lybrand will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

RECOMMENDATION AND VOTE

           Ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent auditors for 1997 will require the affirmative vote of a majority of the Common Shares issued and outstanding as of the record date.

           THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1997.

                                  OTHER MATTERS

           Under the federal securities laws, the Company is required to report in this Proxy Statement any known failures by executive officers, directors or 10% shareholders to file on a timely basis a Form 3, 4 or 5, relating to the beneficial ownership of the Common Shares, during the 1996 fiscal year. To the best of the Company's knowledge after a review of such filings, all such required forms were filed on a timely basis.

                   PROPOSALS BY SHAREHOLDERS FOR 1997 MEETING

           If any shareholder of the Company wishes to submit a proposal to be included in next year's Proxy Statement and acted upon at the annual meeting of the shareholders of the Company to be held in 1998, the proposal must be received by the Company prior to the close of business on December 5, 1997. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal, the number of Common Shares of the Company owned, and the date those Common Shares were acquired by the shareholder. If the proponent is not a shareholder of record, proof of beneficial ownership also should be submitted. The proponent should also state his or her intention to personally appear at the 1998 Annual Meeting to present the proposal. The proxy rules of the Securities and Exchange Commission govern the content and form of shareholder proposals. All proposals must be a proper subject for action at the 1998 Annual Meeting.

           The procedures for shareholders to make nominations for Class II Directors to be elected at the annual meeting of the shareholders of the Company to be held in 1998 are set forth above under "Board of Directors and Management -- Nomination of Directors."

                                   APPENDIX I

                               BORROR CORPORATION

                              INCENTIVE STOCK PLAN


         SECTION 1. Purpose. The purposes of the Borror Corporation Incentive Stock Plan are to promote the interests of Borror Corporation and its stockholders by: (i) attracting and retaining Employees and Eligible Directors;
(ii) motivating Employees and Eligible Directors by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling Employees and Eligible Directors to participate in the long-term growth and financial success of the Company.

         SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

         "Award" shall mean any Option, Restricted Stock Award or
Performance Award but shall not include any Director Option.

         "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

         "Board" shall mean the Board of Directors of the Company.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" shall mean a committee of the Board designated by the Board to Administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16b-3, each of whom, to the extent necessary to comply with Rule 16b-3 only, is a "disinterested person" within the meaning of Rule 16b-3.

         "Company" shall mean Borror Corporation, together with any successor thereto.

         "Director Option" shall mean a "Non-Qualified Stock Option granted to each Eligible Director pursuant to Section 6(e) without any action by the Board or the Committee.

         "Eligible Director" shall mean, on any date, a person who is serving as a member of the Board but shall not include a person who is or was an Employee of the Company or a subsidiary.

         "Employee" shall mean an employee of the Company.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean the fair market value of the property or other item being valued, as determined by the Committee in its sole discretion, provided that the fair market value of Shares of Common Stock shall be determined by reference to the most recent closing price quotation, or, if none, the average of the bid and asked prices, as reported as of the most recent available date with respect to the sale of Common Stock on any quotation system approved by the National Association of Securities Dealers then reporting sales of Common Stock or on any national securities exchange on which the Common Stock is then listed.

         "Incentive Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

         "Non-Qualified Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

         "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option but shall not include a Director Option.

         "Participant" shall mean any Employee selected by the Committee to receive an Award under the Plan.

         "Performance Award" shall mean any right granted under Section 8 of the Plan.

         "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

         "Plan" shall mean the Borror Corporation Incentive Stock Plan.

         "Restricted Stock" shall mean any Share granted under Section 7 of the Plan.

         "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

         "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

         "Shares" shall mean common shares, without par value, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

         "Subsidiary" shall mean any corporation which, on the date of determination, qualifies as a subsidiary corporation of the Corporation under
Section 425(f) of the Code.

         "Substitute Awards" shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

         "Ten Percent Shareholder" shall mean any shareholder who, at the time an Incentive Stock Option is granted to such shareholder, owns (within the meaning of Section 425(d) of the Code) more than ten percent of the voting power of all classes of shares of the Company or a subsidiary.

         SECTION 3. Administration.

         (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee; (iii) determine the number of shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Notwithstanding anything else contained in the Plan to the contrary, neither the Committee nor the Board shall have any discretion regarding whether an Eligible Director shall receive a Director Option pursuant to Section 6(e) or regarding the terms of any Director Option, including without limitation, the number of Shares subject to such Director Option or the exercise price per Share of such Director Option.

         (b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee.

SECTION 4. SHARES AVAILABLE FOR AWARDS.

         (a) SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Awards and Director Options may be granted under the Plan shall be 500,000. If, after the effective date of the Plan, any Shares covered by an Award or Director Option granted under the Plan, or to which such an Award or Director Option relates, are forfeited, or if an Award or Director Option otherwise terminates or is cancelled without the delivery of Shares, then the Shares covered by such Award or Director Option, or to which such Award or Director Option relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards and Director Options may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall again be, or shall become, Shares with respect to which Awards and Director Options may be granted, to the extent permissible under Rule 16b-3. In the event that any Option, Director Option or other Award granted hereunder is exercised through the delivery of Shares, the number of Shares available for Awards under the Plan shall be increased by the number of Shares surrendered, to the extent permissible under Rule 16b-3.

         (b) ADJUSTMENTS. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall proportionately adjust any or all (as necessary) of: (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted; (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards; and (iii) the grant or exercise price with respect to any Award, provided, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate
Section 422(b)(1) of the Code, as from time to time amended. If, pursuant to the preceding sentence, an adjustment is made to outstanding Options held by Participants, a corresponding adjustment shall be made to outstanding Director Options and if, pursuant to the preceding sentence, an adjustment is made to the number of Shares authorized for issuance under the Plan, a corresponding adjustment shall be made to the number of Shares subject to each Director Option thereafter granted pursuant to Section 6(e).

         (c) SOURCES OF SHARES. Any Shares delivered pursuant to an Award or Director Option may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

         SECTION 5. ELIGIBILITY. Any Employee, including any officer or employee-director of the Company or any Subsidiary, who is not a member of the Committee shall be eligible to be designated a Participant, except that only Employees who are employees of the Company or a Subsidiary shall be eligible for the grant of nondiscretionary Director Options in accordance with, and only in accordance with, Section 6(e) hereof.

SECTION 6. OPTIONS AND DIRECTOR OPTIONS.

         (a) GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute, including, without limitation, the requirements of Code Section 422(d) which limit the aggregate fair market value of Shares for which Incentive Stock Options are exercisable for the first time to $100,000.00 per calendar year. Each provision of the Plan and of each written option agreement relating to an Option designated as an Incentive Stock Option shall be construed so that such Option qualifies as an Incentive Stock Option, and any provision that cannot be construed shall be disregarded.

         (b) EXERCISE PRICE. The Committee shall, in its sole discretion, establish the exercise price of an Option at the time the Option is granted. Notwithstanding the forgoing sentence and any other provision contained herein to the contrary, in the case of an Incentive Stock Option, the exercise price at the time such Incentive Stock Option is granted to any Employee who, at the time of such grant, is not a Ten Percent Shareholder, shall be not less than 100% of the per Share Fair Market Value on the date of grant and the exercise price at the time such Incentive Stock Option is granted to any Employee who, at the time of such grant, is a Ten Percent Shareholder, shall be not less than 110% of the per Share Fair market Value on the date of grant.

         (c) EXERCISE. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter; provided, in the case of an Incentive Stock Option, a Participant may not exercise such Incentive Stock Option after: (i) the date which is ten years (five years in the case of a Participant who is a Ten Percent Shareholder) after the date on which such Incentive Stock Option is granted; or (ii) the date which is three months (twelve months in the case of a Participant who becomes disabled, as defined in Section 22(e)(3) of the Code, or who dies) after the date on which he ceases to be an Employee of the Company or a Subsidiary. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. The Committee shall have the right to accelerate the exercisability of any Option or outstanding Option in its discretion.

         (d) PAYMENT. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such exercise price.

         (e) DIRECTOR OPTIONS. Notwithstanding anything else contained herein to the contrary, each Eligible Director shall receive, on the first business day after each annual meeting of stockholders of the Company, provided that the Eligible Director is serving as a member of the Board on such date, a grant of a Director Option to purchase 2,500 Shares at an exercise price per Share equal to the Fair Market Value on the date of grant. A Director Option shall be exercisable until the earlier to occur of the following two dates: (i) the tenth anniversary of the date of grant of such Director Option; or (ii) three months (twelve months in the case of an Eligible Director who becomes disabled, as defined in Section 22(e)(3) of the Code, or who dies) after the date the Eligible Director ceases to be a member of the Board, except that if the Eligible Director ceases to be a member of the Board after having been convicted of, or pled guilty or nolo contendere to, a felony, his Director Option shall be cancelled on the date he ceases to be a member of the Board. An Eligible Director may pay the exercise price of a Director Option in the manner described in Section 6(d).

SECTION 7. RESTRICTED STOCK.

         (a) GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Shares of Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock will vest and no longer be subject to forfeiture to the Company, and the other terms and conditions of such Awards. The Committee shall have the right to accelerate the vesting of any Restricted Stock or outstanding Restricted Stock in its discretion.

         (b) TRANSFER RESTRICTIONS. Until the lapse of applicable restrictions, Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant's legal representative.

         (c) PAYMENT OF DIVIDENDS. Dividends paid on any Shares of Restricted Stock may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock, as determined by the Committee in its sole discretion.


SECTION 8. PERFORMANCE AWARDS.

         (a) GRANT. The Committee shall have sole and complete authority to determine the Employees who shall receive a Performance Award denominated in cash or Shares: (i) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish; and (ii) payable at such time and in such form as the Committee shall determine.

         (b) TERMS AND CONDITIONS. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

         (c) PAYMENT OF PERFORMANCE AWARDS. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

SECTION 9. AMENDMENT AND TERMINATION.

         (a) AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act for which or with which the Board deems it necessary or desirable to qualify or comply; and, provided further that no amendment may be made to Section 6(e) or any other provision of the Plan relating to Director Options within six months of the last date on which any such provision was amended, other than to comport with changes to the Code, the Employee Retirement Income Security Act, or the rules thereunder. Notwithstanding anything to the contrary herein, the Committee may amend the Plan, subject to any shareholder approval required under Rule 16b-3, in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

         (b) AMENDMENTS TO AWARDS. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

         (c) CANCELLATION. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be cancelled in consideration of the granting to the holder of an alternative Award having a Fair market Value equal to the Fair Market Value of such cancelled Award.

SECTlON 10. GENERAL PROVISIONS.

         (a) Nontransferability.

             (i) Each Award and each Director Option, and each right under any Award or any Director Option, shall be exercisable during the Participant's or the Eligible Director's lifetime only by the Participant or the Eligible Director or, if permissible under applicable law, by the Participant's or the Eligible Director's guardian or legal representative or a transferee receiving such Award pursuant to a qualified domestic relations order ("QDRO"), as determined by the Committee.

             (ii) No Award or Director Option that constitutes a "derivative security," for purposes of Section 16 of the Exchange Act, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant or Eligible Director otherwise than by will or by the laws of descent and distribution or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary: provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

         (b) NO RIGHTS TO AWARDS. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

         (c) SHARE CERTIFICATES. All certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange or national securities association upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (d) DELEGATION. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Subsidiary, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Employees who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

         (e) WITHHOLDING. A Participant or Eligible Director may be required to pay to the Company or any Subsidiary and the Company or any Subsidiary shall have the right and is hereby authorized to withhold from any Award or Director Option, from any payment due or transfer made under any Award or any Director Option or under the Plan or from any compensation or other amount owing to a Participant or Eligible Director the amount of any applicable withholding taxes in respect of an Award or a Director Option, its exercise, or any payment or transfer under an Award, under a Director Option or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. With respect to participants who are not subject to Section 16 of the Exchange Act, the withholding may be in the form of cash, Shares, other securities, other Awards or other property as the Committee may allow. With respect to Participants and Eligible Directors who are subject to Section 16 of the Exchange Act, the withholding shall be in cash or in any other property permitted by Rule 16b-3 as the Committee may allow. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award.

         (f) AWARD AGREEMENTS. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment of a Participant and the effect, if any, of a change in control of the Company.

         (g) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Stock, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

         (h) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement.

         (i) NO RIGHTS AS SHAREHOLDER. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Stock.

         (j) GOVERNING LAW. Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Ohio.

         (k) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

         (l) OTHER LAWS. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

         (m) NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such rights shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

         (n) RULE 16B-3 COMPLIANCE. With respect to Persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable terms and conditions of Rule 16b-3 and any successor provisions. To the extent that any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         (o) HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

         (p) NO IMPACT ON BENEFITS. Plan Awards shall not be treated as compensation for purposes of calculating an Employee's rights under any employee benefit plan.

         (q) INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Regulations, by contract, as a matter of law, or otherwise.

         (r) Notwithstanding anything to the contrary contained in the Plan, no Participant shall, during any calendar year, receive Awards covering more than 50,000 Shares in the aggregate pursuant to such Awards.

SECTION 11. TERM OF THE PLAN.

         (a) EFFECTIVE DATE. The Plan shall be effective as of the date of shareholder approval of the Plan.

         (b) EXPIRATION DATE. No Award shall be granted under the Plan after December 31, 2003. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after December 31, 2003.

                                PRELIMINARY COPY

                               BORROR CORPORATION
     PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned holder(s) of common shares of Borror Corporation ("Company") hereby constitute(s) and appoint(s) David S. Borror and Terry E. George, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders ("Annual Meeting") of said Company to be held on May 7, 1997, at the Wyndham Dublin Hotel, 600 Metro Place North, Dublin, Ohio 43017, at 10:00 a.m., local time, and any adjournment or adjournments thereof, and to vote all of the common shares, no par value ("Common Shares"), of the Company which the undersigned is entitled to vote at such Annual Meeting or at any postponements or adjournments thereof:

1.   [ ] FOR election as directors of the Company all the     [ ] WITHHOLD AUTHORITY to vote for all
         nominees  listed  below (except as marked to the         nominees listed below.
         contrary below).*

     Douglas G. Borror           C. Ronald Tilley                Jon M. Donnell

*(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NAME OF THE NOMINEE IN THE LIST ABOVE.)

2.   [ ] FOR              [ ] AGAINST                    [ ] ABSTAIN

         Amendment of the Company's Amended and Restated Articles of Incorporation to change the name of the Company to "Dominion Homes, Inc."

3.   [ ] FOR              [ ] AGAINST                    [ ] ABSTAIN

         Amendment of the Company's Incentive Stock Plan to increase the number of Common Shares available for award thereunder from 500,000 to 850,000 shares.

4.   [ ] FOR              [ ] AGAINST                    [ ] ABSTAIN

         Ratification of the selection of Coopers & Lybrand L.L.P. as independent public accountants for the Company in 1997.

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

                                    (Continued, and to be signed, on other side)

(Continued from other side)

         WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR NOT VOTED AS SPECIFIED. WHERE NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY, "FOR" AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY, "FOR" AMENDMENT OF THE COMPANY'S INCENTIVE STOCK PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR AWARD THEREUNDER, "FOR" RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY IN 1997, AND, IN THE DISCRETION OF THE PROXY OR PROXIES, ON ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

         ALL PROXIES PREVIOUSLY GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT FOR THE MAY 7, 1997, ANNUAL MEETING.


DATED: ____________________, 1997    ---------------------------------------
                                     SIGNATURE OF SHAREHOLDER(S)


DATED: ____________________, 1997    ---------------------------------------
                                     SIGNATURE OF SHAREHOLDER(S)


                                     PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                     HEREON. EXECUTORS, ADMINISTRATORS,
                                     TRUSTEES, GUARDIANS, ATTORNEYS AND
                                     AGENTS SHOULD GIVE THEIR FULL TITLES. IF
                                     SHAREHOLDER IS A CORPORATION, SIGN IN
                                     FULL CORPORATE NAME BY AUTHORIZED
                                     OFFICER. IF SHARES ARE REGISTERED IN TWO
                                     NAMES, BOTH SHAREHOLDERS SHOULD SIGN.
                                     (PLEASE NOTE ANY CHANGE OF ADDRESS ON
                                     THIS PROXY.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BORROR CORPORATION. PLEASE FILL IN, DATE, SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.